Exhibit 99.1
NVR, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS
January 28, 2020, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its fourth quarter ended December 31, 2019 of $256,137,000, or $64.41 per diluted share. Net income and diluted earnings per share for the fourth quarter ended December 31, 2019 both increased by 10% when compared to 2018 fourth quarter net income of $232,158,000, or $58.57 per diluted share. Consolidated revenues for the fourth quarter of 2019 totaled $1,990,195,000, which decreased slightly from $1,994,548,000 in the fourth quarter of 2018.
For the year ended December 31, 2019, consolidated revenues were $7,388,664,000, a 3% increase from $7,163,674,000 reported for 2018. Net income for the year ended December 31, 2019 was $878,539,000, an increase of 10% when compared to the year ended December 31, 2018. Diluted earnings per share for the year ended December 31, 2019 was $221.13, an increase of 14% from $194.80 per diluted share for 2018.
The Company's effective tax rate for the three and twelve months ended December 31, 2019 decreased to 13.3% and 14.4%, respectively, compared to 16.3% and 16.9% for the three and twelve months ended December 31, 2018, respectively. The effective tax rates for the 2019 fourth quarter and full year were favorably impacted by the retroactive reinstatement of certain expired energy tax credits under The Further Consolidated Appropriations Act, which resulted in the Company recognizing a tax benefit of approximately $15,100,000 in the fourth quarter of 2019 related to homes settled in 2018 and 2019. Additionally, the effective tax rate in each period was favorably impacted by the recognition of an income tax benefit related to excess tax benefits from stock option exercises totaling $14,657,000 and $101,466,000 for three and twelve months ended December 31, 2019, respectively, and $18,870,000 and $77,478,000, for the three and twelve months ended December 31, 2018, respectively.
Homebuilding
New orders in the fourth quarter of 2019 increased by 14% to 4,392 units, when compared to 3,841 units in the fourth quarter of 2018. The average sales price of new orders in the fourth quarter of 2019 was $381,100, an increase of 1% when compared with the fourth quarter of 2018. Settlements increased in the fourth quarter of 2019 to 5,331 units, which was 3% higher than the fourth quarter of 2018. The Company’s backlog of homes sold but not settled as of December 31, 2019 decreased on a unit basis by 2% to 8,233 units and decreased on a dollar basis by 1% to $3,130,282,000 when compared to December 31, 2018.
Homebuilding revenues of $1,946,859,000 in the fourth quarter of 2019 decreased slightly compared to homebuilding revenues of $1,954,403,000 in the fourth quarter of 2018. Gross profit margin in the fourth quarter of 2019 increased to 19.5%, compared to 18.6% in the fourth quarter of 2018. Income before tax from the homebuilding segment totaled $270,045,000 in the fourth quarter of 2019, an increase of 6% when compared to the fourth quarter of 2018.
New orders for the year ended December 31, 2019 increased by 7% to 19,536 units, when compared to 18,281 units in 2018. Settlements increased 7% year over year to 19,668 units in 2019 from 18,447 units in 2018. Homebuilding revenues for the year ended December 31, 2019 totaled $7,220,844,000, which was 3% higher than 2018. Gross profit margin for the year ended December 31, 2019 was 19.0%, compared to 18.7% in 2018. Income before tax for the homebuilding segment for the year ended December 31, 2019 was $923,879,000, a 6% increase when compared to 2018.
Mortgage Banking
Mortgage closed loan production in the fourth quarter of 2019 totaled $1,418,742,000, an increase of 5% when compared to the fourth quarter of 2018. Income before tax from the mortgage banking segment totaled $25,257,000 in the fourth quarter of 2019, an increase of 13% when compared to $22,364,000 in the fourth quarter of 2018.
Mortgage closed loan production for the year ended December 31, 2019 increased 7% to $5,164,725,000. Income before tax from the mortgage banking segment for the year ended December 31, 2019 increased 15% to $101,916,000 from $88,626,000 in 2018.

Other Matters
On January 24, 2020, Jeff Martchek, President of Homebuilding Operations, provided notice of his intention to retire. Mr. Martchek has been employed by NVR since 1988. Mr. Martchek’s retirement will be effective in the second quarter of 2020 upon the orderly transition of his duties.
About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-two metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Homebuilding:
Revenues	$1,946,859	$1,954,403	$7,220,844	$7,004,304
Other income	6,513	4,858	24,779	11,839
Cost of sales	(1,567,392)	(1,590,735)	(5,849,862)	(5,692,127)
Selling, general and administrative	(109,634)	(107,438)	(447,547)	(428,874)
Operating income	276,346	261,088	948,214	895,142
Interest expense	(6,301)	(6,014)	(24,335)	(24,036)
Homebuilding income	270,045	255,074	923,879	871,106

Mortgage Banking:
Mortgage banking fees	43,336	40,145	167,820	159,370
Interest income	3,232	3,223	12,142	11,593
Other income	818	722	2,857	2,546
General and administrative	(21,859)	(21,467)	(79,858)	(83,838)
Interest expense	(270)	(259)	(1,045)	(1,045)
Mortgage banking income	25,257	22,364	101,916	88,626

Income before taxes	295,302	277,438	1,025,795	959,732
Income tax expense	(39,165)	(45,280)	(147,256)	(162,535)

Net income	$256,137	$232,158	$878,539	$797,197

Basic earnings per share	$69.78	$64.46	$241.31	$219.58

Diluted earnings per share	$64.41	$58.57	$221.13	$194.80

Basic weighted average shares outstanding	3,671	3,601	3,641	3,631

Diluted weighted average shares outstanding	3,977	3,964	3,973	4,092

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2019	December 31, 2018
ASSETS	(Unaudited)
Homebuilding:
Cash and cash equivalents	$1,110,892	$688,783
Restricted cash	17,943	16,982
Receivables	18,278	18,641
Inventory:
Lots and housing units, covered under sales agreements with customers	1,075,420	1,076,904
Unsold lots and housing units	184,352	115,631
Land under development	69,196	38,857
Building materials and other	18,320	21,718
	1,347,288	1,253,110

Contract land deposits, net	413,851	396,177
Property, plant and equipment, net	52,260	42,234
Operating lease right-of-use assets	63,825	—
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Deferred tax asset, net	115,731	112,333
Other assets	60,413	71,671
	3,242,061	2,641,511
Mortgage Banking:
Cash and cash equivalents	29,412	23,092
Restricted cash	2,276	3,071
Mortgage loans held for sale, net	492,125	458,324
Property and equipment, net	5,828	6,510
Operating lease right-of-use assets	13,345	—
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	17,421	26,078
	567,754	524,422
Total assets	$3,809,815	$3,165,933

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	December 31, 2019	December 31, 2018
LIABILITIES AND SHAREHOLDERS' EQUITY	(Unaudited)
Homebuilding:
Accounts payable	$262,987	$244,496
Accrued expenses and other liabilities	346,035	332,871
Customer deposits	131,886	138,246
Operating lease liabilities	71,095	—
Senior notes	598,301	597,681
	1,410,304	1,313,294
Mortgage Banking:
Accounts payable and other liabilities	43,985	44,077
Operating lease liabilities	14,282	—
	58,267	44,077
Total liabilities	1,468,571	1,357,371

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both December 31, 2019 and December 31, 2018	206	206
Additional paid-in capital	2,055,407	1,820,223
Deferred compensation trust – 107,295 and 107,340 shares of NVR, Inc. common stock as of December 31, 2019 and December 31, 2018, respectively	(16,912)	(16,937)
Deferred compensation liability	16,912	16,937
Retained earnings	7,909,872	7,031,333
Less treasury stock at cost – 16,922,558 and 16,977,499 shares as of December 31, 2019 and December 31, 2018, respectively	(7,624,241)	(7,043,200)
Total shareholders' equity	2,341,244	1,808,562
Total liabilities and shareholders' equity	$3,809,815	$3,165,933

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019		2018		2019		2018
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	1,947	$443.2	1,865	$429.4	8,799	$424.4	8,906	$429.4
North East (2)	349	$425.1	245	$395.7	1,349	$390.8	1,296	$400.4
Mid East (3)	997	$327.3	914	$329.3	4,628	$323.2	4,314	$328.0
South East (4)	1,099	$305.9	817	$300.8	4,760	$302.6	3,765	$297.7
Total	4,392	$381.1	3,841	$376.1	19,536	$368.4	18,281	$376.3

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019		2018		2019		2018
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	2,445	$419.7	2,520	$430.9	9,335	$417.9	8,982	$433.4
North East (2)	392	$382.4	393	$400.9	1,325	$388.5	1,415	$410.4
Mid East (3)	1,239	$320.0	1,271	$322.8	4,621	$324.8	4,406	$330.4
South East (4)	1,255	$298.2	1,002	$299.8	4,387	$297.1	3,644	$294.8
Total	5,331	$365.2	5,186	$376.8	19,668	$367.1	18,447	$379.7

	As of December 31, 2019		As of December 31, 2018
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	3,612	$440.1	4,148	$423.4
North East (2)	587	$408.8	563	$404.1
Mid East (3)	1,813	$332.0	1,806	$336.2
South East (4)	2,221	$314.6	1,848	$304.1
Total	8,233	$380.2	8,365	$376.9

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Average active communities:
Mid Atlantic (1)	201	223	206	234
North East (2)	36	34	33	36
Mid East (3)	143	118	134	119
South East (4)	107	88	97	88
Total	487	463	470	477

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Homebuilding data:
New order cancellation rate	16%	17%	15%	15%
Lots controlled at end of period			104,900	99,700

Mortgage banking data:
Loan closings	$1,418,742	$1,356,430	$5,164,725	$4,829,406
Capture rate	91%	88%	90%	88%

Common stock information:
Shares outstanding at end of period			3,632,772	3,577,831
Number of shares repurchased	91,286	78,591	220,965	300,815
Aggregate cost of shares repurchased	$332,875	$188,765	$698,417	$846,134

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com